    As filed with the Securities and Exchange Commission on January 2, 1997
                                                                   File No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                           ------------------------

                               Norand Corporation
             (Exact Name of Registrant as Specified in its Charter)


                 Delaware                               42-1323151
       (State or Other Jurisdiction        (I.R.S. Employer Identification No.)
    of Incorporation or Organization)

 550 Second Street, S.E.
 Cedar Rapids, Iowa                                       52401
 (Address of Principal Executive Offices)               (Zip Code)


                Norand Corporation Employee Stock Purchase Plan;
                               Norand Corporation
                         Long-Term Performance Program
                            (Full Title of the Plan)

                                James I. Johnson
                                General Counsel
                               Norand Corporation
                            550 Second Street, S.E.
                           Cedar Rapids, Iowa  52401
                    (Name and Address of Agent For Service)

                                 (319) 369-3100
         (Telephone Number, Including Area Code, of Agent For Service)

                         -------------------------------

                        CALCULATION OF REGISTRATION FEE


============================================================================================================
                                            Proposed Maximum      Proposed Maximum
Title of Securities   Amount to be          Offering Price Per    Aggregate Offering    Amount of
to be Registered      Registered            Share*                Price*                Registration Fee
=============================================================================================================
Common Stock, $.01
par value...........  1,100,000             $17.50                $19,250,000           $6,637.93

==============================================================================================================
*    Pursuant to Rule 457(h)(1): with respect to the additional 300,000 shares of Common Stock that may be sold pursuant to rights granted under the  Registrant's Employee Stock Purchase Plan and the additional
     800,000 shares of Common Stock issuable under the Registrant's Long-Term Performance Program, the
     Proposed Maximum Offering Price Per Share is estimated as $17.50 solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Common
     Stock as reported on the NASDAQ/National Market System on December 26, 1996.
==============================================================================================================


                              Page 1 of 12 pages.
                            Exhibit Index at page 6.

                                    PART II

                            INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have heretofore been filed by Norand Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996.

      (c)  The description of Common Stock under the caption
           "Description of Registrant's Securities to be Registered" included in the Company's Registration Statement on Form 8-A dated April 9, 1992, filed under Section 12 of the Exchange Act, as amended by Amendment No. 1 to the Registration Statement on Form 8-A dated May 26, 1992, and Amendment No. 2 to the Registration Statement on Form 8-A dated January 28, 1993.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     James I. Johnson, Esq., is General Counsel and Secretary of the Company. Mr. Johnson owns 869 shares of the Company's Common Stock and options for the purchase of an additional 21,848 shares of the Company's Common Stock.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) The Delaware General Corporation Law (the "Delaware GCL") (Section
145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

     (b) Article TENTH of the Restated Certificate of Incorporation of the Company permits, and Article IX of the By-Laws of the Company provides for, indemnification of directors and officers to the fullest extent permitted by law.

     (c) In accordance with Section 102(b)(7) of the Delaware GCL, the Company's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the Company or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the Delaware GCL (unlawful payment of dividends) or (4) transactions from which a director derives an improper personal benefit.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.  EXHIBITS.

     See Exhibit Index which is incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section
                 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events
                 arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect
                 to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's articles of incorporation or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa, on this 2nd day of January, 1997.

                                        NORAND CORPORATION

                                        By:  /S/ JAMES I. JOHNSON
                                           ----------------------------
                                             James I. Johnson
                                             General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints
N. Robert Hammer and James I. Johnson and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place, and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in their respective capacities on this 2nd day of January, 1997.


      Signature                              Title
      ---------                              -----

/S/ N. ROBERT HAMMER         Chairman, President, and Chief Executive Officer
--------------------         (Principal Financial Officer)
    N. Robert Hammer

/S/ ROBERT A. HURD
------------------           Controller and Chief Accounting Officer
    Robert A. Hurd

/S/ KEITH B. GEESLIN
--------------------         Director
   Keith B. Geeslin

/S/ CHARLES G. MOORE, III
-------------------------    Director
   Charles G. Moore, III

/S/ FRED W. WENNINGER
---------------------        Director
    Fred W. Wenninger

/S/ HATIM A. TYABJI
-------------------          Director
    Hatim A. Tyabji

                                 EXHIBIT INDEX



Exhibit                                          Sequential
Number           Description of Exhibit          Page Number
-------          ----------------------          -----------


4(a)      Restated Certificate of
          Incorporation of the Company
          (incorporated by reference to
          Exhibit 3(b) to the Company's
          Quarterly Report on Form 10-Q
          for the fiscal quarter ended
          February 27, 1993, File No.
          0-20060)


4(b)      Amended and Restated By-Laws
          of the Company (incorporated
          by reference to Exhibit 3(d)
          to the Company's registration
          statement on Form S-1 dated
          April 10, 1992, File No.
          33-47114)

4(c)      Norand Corporation Employee
          Stock Purchase Plan
          (incorporated by reference to
          Exhibit 10(l) to the
          Company's registration
          statement on Form S-1 dated
          April 10, 1992, File No.
          33-47114)

4(d)      Amendment No. 1 to Norand
          Corporation Employee Stock
          Purchase Plan (incorporated
          by reference to Exhibit 4(a)
          to the Company's Quarterly
          Report on Form 10-Q for the
          fiscal quarter ended November
          27, 1993, File No. 0-20060)

4(e)      Amendment No. 2 to Norand
          Corporation Employee Stock
          Purchase Plan                    ...........9

4(f)      Norand Corporation Long-Term
          Performance Program
          (incorporated by reference to
          Exhibit 10(k) to the
          Company's registration
          statement on Form S-1 dated
          April 10, 1992, File No.
          33-47114)

4(g)      Amendment No. 1 to Norand
          Corporation Long-Term
          Performance Program
          (incorporated by reference to
          Exhibit 10(fff) to the
          Company's Annual Report on
          Form 10-K for the fiscal year
          ended August 31, 1993, File
          No. 0-20060)

4(h)      Amendment No. 2 to Norand
          Corporation Long-Term
          Performance Program
          (incorporated by reference to
          Exhibit 4(b) to the Company's
          Quarterly Report on Form 10-Q
          for the fiscal quarter ended
          November 27, 1993, File No.
          0-20060)

4(i)      Amendment No. 3 to Norand
          Corporation Long-Term
          Performance Program              ..........10

Exhibit                                          Sequential
Number           Description of Exhibit          Page Number
-------          ----------------------          -----------


4(j)      Second Amended and Restated
          Credit Agreement, dated as of
          January 25, 1996, by and
          among the Company, certain
          financial institutions and
          The First National Bank of
          Chicago (incorporated by
          reference to Exhibit 4(l) to
          the Company's Annual Report
          on Form 10-K for the fiscal
          year ended August 31, 1995,
          File No. 0-20060)

4(k)      Amendment No. 1 to the Second
          Amended and Restated Credit
          Agreement, dated as of
          January 25, 1996
          (incorporated by reference to
          Exhibit 4(m) to the Company's
          Annual Report on Form 10-K
          for the fiscal year ended
          August 31, 1996, File No.
          0-20060)

4(l)(1)   Series A Warrant to Purchase
          Common Stock of Norand
          Corporation.  Warrant No.
          A-1, dated November 20, 1996
          (incorporated by reference to
          Exhibit 4(n)(1) to the
          Company's Annual Report on
          Form 10-K for the fiscal year
          ended August 31, 1996, File
          No. 0-20060)

4(l)(2)   Series A Warrant to Purchase
          Common Stock of Norand
          Corporation.  Warrant No.
          A-2, dated November 20, 1996
          (incorporated by reference to
          Exhibit 4(n)(2) to the
          Company's Annual Report on
          Form 10-K for the fiscal year
          ended August 31, 1996, File
          No. 0-20060)

4(l)(3)   Series A Warrant to Purchase
          Common Stock of Norand
          Corporation.  Warrant No.
          A-3, dated November 20, 1996
          (incorporated by reference to
          Exhibit 4(n)(3) to the
          Company's Annual Report on
          Form 10-K for the fiscal year
          ended August 31, 1996, File
          No. 0-20060)

4(l)(4)   Series A Warrant to Purchase
          Common Stock of Norand
          Corporation.  Warrant No. A-4
          dated November 20, 1996
          (incorporated by reference to
          Exhibit 4(n)(4) to the
          Company's Annual Report on
          Form 10-K for the fiscal year
          ended August 31, 1996, File
          No. 0-20060)

4(l)(5)   Series A Warrant to Purchase
          Common Stock of Norand
          Corporation.  Warrant No.
          A-5, dated November 20, 1996
          (incorporated by reference to
          Exhibit 4(n)(5) to the
          Company's Annual Report on
          Form 10-K for the fiscal year
          ended August 31, 1996, File
          No. 0-20060)

Exhibit                                          Sequential
Number           Description of Exhibit          Page Number
-------          ----------------------          -----------




4(l)(6)   Series B Warrant to Purchase
          Common Stock of Norand
          Corporation.  Warrant No.
          B-1, dated November 20, 1996
          (incorporated by reference to
          Exhibit 4(n)(6) to the
          Company's Annual Report on
          Form 10-K for the fiscal year
          ended August 31, 1996, File
          No. 0-20060)

4(l)(7)   Series B Warrant to Purchase
          Common Stock of Norand
          Corporation.  Warrant No.
          B-2, dated November 20, 1996
          (incorporated by reference to
          Exhibit 4(n)(7) to the
          Company's Annual Report on
          Form 10-K for the fiscal year
          ended August 31, 1996, File
          No. 0-20060)

4(l)(8)   Series B Warrant to Purchase
          Common Stock of Norand
          Corporation.  Warrant No.
          B-3, dated November 20, 1996
          (incorporated by reference to
          Exhibit 4(n)(8) to the
          Company's Annual Report on
          Form 10-K for the fiscal year
          ended August 31, 1996, File
          No. 0-20060)

4(l)(9)   Series B Warrant to Purchase
          Common Stock of Norand
          Corporation.  Warrant No.
          B-4, dated November 20, 1996
          (incorporated by reference to
          Exhibit 4(n)(9) to the
          Company's Annual Report on
          Form 10-K for the fiscal year
          ended August 31, 1996, File
          No. 0-20060)

4(l)(10)  Series B Warrant to Purchase
          Common Stock of Norand
          Corporation.  Warrant No.
          B-5, dated November 20, 1996
          (incorporated by reference to
          Exhibit 4(n)(10) to the
          Company's Annual Report on
          Form 10-K for the fiscal year
          ended August 31, 1996, File
          No. 0-20060)

5         Opinion of James I. Johnson            ................11

23(a)     Consent of Arthur Andersen LLP         ................12

23(b)     Consent of James I. Johnson
          (included in his opinion
          filed as Exhibit 5 hereto)

24        Powers of Attorney (included
          on the signature page of the
          registration statement)